Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kaye Group Inc. on Form S-8 of our report dated February 25, 1998, on our audits of the consolidated financial statements and financial statement schedules of Kaye Group Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which is included in this Annual Report on Form 10-K.


                                         COOPERS & LYBRAND L.L.P.


New York, New York
March 27, 1998